Exhibit 10.24.1

HD 9/28/11

AMENDMENT TO ETHANOL MARKETING AGREEMENT

This AMENDMENT TO ETHANOL MARKETING AGREEMENT (this “Amendment”), dated as of September 30, 2011, is entered into between HAWKEYE GOLD, LLC, a Delaware limited liability company (“Gold”), and ABE SOUTH DAKOTA, LLC (f/k/a Heartland Grain Fuels, LP), a Delaware limited liability company (“ABE”), to be effective as of January 1, 2012 (the “Effective Date”).

WHEREAS the parties hereto entered into that certain Exclusive Ethanol Marketing, dated as of April 7, 2010, as supplemented by the letter agreement from Gold to Producer, dated as of April 7, 2010, as to certain of Producer’s ethanol production facilities in Aberdeen, South Dakota (together, the “Marketing Agreement”); and

WHEREAS, the Parties desire to amend the Marketing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Definitions and Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Marketing Agreement.

Section 2. Amendments to Marketing Agreement. The parties hereby agree that, effective as of the Effective Date, the Marketing Agreement is hereby amended as follows:

Section 2.1    Amendment to Section 14(a). The first sentence of Section 14(a) is hereby amended to add the following underlined language:

Producer shall not sell or otherwise dispose of Ethanol to any person, nor enter into any marketing agreement for such sale or disposal of Ethanol with any person, other than Gold during the term of this Agreement; ....

Section 2.2    Amendment to Section 15. The following is hereby added to Section 15 as clause “j”:

(j) At the request of ABE, Gold shall cooperate with ABE on the transaction of any Purchase Order for Ethanol from any third party, provided that Producer shall make Gold whole for the Marketing Fee payable in connection with such Purchase Order.

Section 2.3    Amendment to Section 23. The second sentence of Section 23 is hereby deleted and replaced with the following language:

The initial term of this Agreement shall end April 30, 2013, subject to early termination in accordance with Section 24.

Section 2.4    Amendment to Section 45. The definition of “Marketing Fee” in Section 45 is hereby amended to read as follows:

“Marketing Fee” means a fee payable to Gold by Producer in an amount equal to the lesser of (a) one percent (1%) of the Net Purchase Price, or (ii) $0.0275 per gallon, in either case of a given shipment of Ethanol, which fee shall become due and payable to Gold on the date that is the later of (i) the date on which the corresponding Delivery Payment of such Ethanol is made, and (ii) the date on which the Customer Price and Freight Costs for such Ethanol have been determined by Gold.

Section 2.5    Prior Termination Notices. Prior termination notices from Producers, if any, regarding the Marketing Agreement are hereby rescinded and deemed void ab initio.

Section 3. General Representations and Warranties of Parties. Each party hereby represents and warrants the following, as of the date hereof and as of the Effective Date:

Section 3.1.    Organization and Existence. It is a limited liability company that has been duly organized, is validly existing and is in good standing under the laws of its state of formation.

Section 3.2.    Power and Authority. It has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all action necessary to authorize it to execute and deliver this Amendment and perform its obligations hereunder.

Section 3.3.    Binding Effect. This Amendment, when executed and delivered, will constitute the valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

Section 3.4    No Adverse Affect. This Amendment does not materially adversely impact the rights of the Producer under the Marketing Agreement or the rights of the Producer or WESTLB AG, New York Branch, as collateral agent for certain lenders (the “Collateral Agent”) under the Consent and Agreement dated as of June 16, 2010 among Gold, the Producer and the Collateral Agent (the “Consent”).

Section 3.5    No Default. It has no current right of termination of the Marketing Agreement, and there is no current default by the other party hereto.

Section 4. Miscellaneous Provisions.

Section 4.1.    Affirmation of Marketing Agreement.

(a)        On and after the Effective Date, each reference in the Marketing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Marketing Agreement, and each reference in the Consent to the “Assigned Agreement”, “thereunder”, “thereof” or words of like import referring to the Marketing Agreement, shall mean and be a reference to the Marketing Agreement as amended hereby.

(b)        Except as specifically amended hereby, the Marketing Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

Section 4.2.    Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 4.3.    Governing Law. THIS AMENDMENT IS AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF IOWA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Section 4.4.    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. To evidence its execution of an original counterpart of this Amendment, a party may deliver via facsimile or pdf transmission a copy of its original executed counterpart signature page to the other party, and such transmission shall constitute delivery of an original, executed copy of this Amendment to the receiving party for purposes of determining execution and effectiveness of this Amendment. Notwithstanding the foregoing, any party delivering such counterpart signature by facsimile or pdf transmission agrees to provide an original executed signature page to the receiving party by express delivery promptly upon request thereof.

The remainder of this page has been intentionally left blank. The signatures of the parties hereto appear on the next succeeding pages.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

ABE SOUTH DAKOTA, LLC

By:	/s/ Richard R. Peterson
Name: Richard R. Peterson Title: CEO

HAWKEYE GOLD, LLC

By:	/s/ Charles Tsatsos
Name: Charles Tsatsos Title: Manager

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